                                                                      Exhibit 11

                       OURPET'S COMPANY AND SUBSIDIARIES

               STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

                                                            Three Months Ended                       Six Months Ended
                                                      June 30,                                June 30,
                                                        2001                2000                2001                2000
                                                 --------------------------------------   ---------------------------------------
                                                 --------------------------------------------------------------------------------
Income (loss) from continuing operations             $      (77,554)        $   (44,627)      $    (153,796)       $     49,715

Preferred Stock dividend requirements                       (24,932)            (24,863)            (49,589)            (49,727)
                                                 --------------------------------------------------------------------------------

Loss from continuing operations
   attributable to common stockholders               $     (102,486)        $   (69,490)      $    (203,385)       $        (12)
                                                 ================================================================================

Weighted average number of common
   shares outstanding                                    10,644,687          10,544,687          10,644,687          10,443,314
                                                 ================================================================================

Loss per common share from
   continuing operations                             $        (0.01)        $     (0.01)      $       (0.02)       $          -
                                                 ================================================================================

Loss from operations of discontinued
   subsidiary                                        $            -         $         -       $           -        $    (58,535)
                                                 ================================================================================

Loss per common share from
   operations of discontinued subsidiary             $            -         $         -       $           -        $      (0.01)
                                                 ================================================================================

Loss on disposition of discontinued
   subsidiary                                        $            -         $         -       $           -        $   (121,377)
                                                 ================================================================================

Loss per common share from
   disposition of discontinued subsidiary            $            -         $         -       $           -        $      (0.01)
                                                 ================================================================================

Net loss                                             $      (77,554)        $   (44,627)      $    (153,796)       $   (130,197)

Preferred Stock dividend requirements                       (24,932)            (24,863)            (49,589)            (49,727)
                                                 --------------------------------------------------------------------------------

Net loss attributable to common
   stockholders                                      $     (102,486)        $   (69,490)      $    (203,385)       $   (179,924)

Net loss per common share                            $        (0.01)        $     (0.01)      $       (0.02)       $      (0.02)
                                                 ================================================================================